AGREEMENT FOR
                   PRIME BROKERAGE CLEARANCE SERVICES

This Agreement sets forth the terms and conditions under which MERRILL LYNCH PIERCE FENNER AND SMITH, its successors and assigns (the "Clearing Broker"), will clear your securities transactions with such broker-dealer as you may designate, from time to time, as your prime broker ("Prime Broker"), provided that Clearing Broker has entered into a Prime Brokerage Agreement with such broker-dealer with respect to your prime brokerage transactions (hereinafter referred to as "Prime Brokerage Transaction(s)").

1.   ESTABLISHMENT OF ACCOUNT
     ------------------------
     Clearing Broker will clear your Prime Brokerage Transactions in a broker-dealer credit account established in the name of your Prime Broker and designated for your benefit. On the settlement date for each Prime Brokerage Transaction, Clearing Broker will deliver or receive your securities to or from your Prime Broker against payment in full by or to your Prime Broker on your behalf.

2.   CUSTOMER TRADES
     ---------------
     You hereby authorize Clearing Broker to inform your Prime Broker on the DTC I.D. System, or any successor system, of all the details for each Prime Brokerage Transaction you instruct to be cleared by Clearing Broker for your account, including, but not limited to, the contract amount, the security involved, the number of shares or number of units, and whether the transaction was a long or short sale or a purchase (collectively, the "Trade Data"), and you hereby agree to inform your Prime Broker of the Trade Data on trade date by the time designated to you by your Prime Broker. In the event of any discrepancy in the Trade Data reported to your Prime Broker by you and the Trade Data reported to your Prime Broker by Clearing Broker, you shall be responsible for resolving such discrepancy promptly, and you shall be liable to Clearing Broker for any loss, cost or expense sustained by Clearing Broker arising out of such Prime Brokerage Transaction.

3.   APPLICABLE LAW AND REGULATIONS
     ------------------------------
     All Prime Brokerage Transactions shall be subject to all applicable laws and the rules and regulations of all federal, state and self-regulatory agencies including, but not limited to, the Securities and Exchange Commission, all relevant securities and commodity exchanges, the Municipal Securities Rulemaking Board, the National Association of Securities Dealers, the Board of Governors of the Federal Reserve System, and the constitution, rules and customs of the exchange or market (and its clearing house, if any) where executed. In addition, all Prime Brokerage Transactions shall be performed in a manner not inconsistent with the SEC No Action Letter dated January 25, 1994 relating to prime brokerage services, which was issued by the Division of Market Regulation (the "SEC Letter"), as the same may be amended, modified or supplemented from time to time.

4.   SHORT SALES
     -----------
     When placing any order to sell securities short for your account, you are responsible for designating the order as such, and you hereby authorize Clearing Broker to mark the order as being "short." You further agree to provide Clearing Broker with information concerning any


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securities borrowing arrangements made by you and/or your Prime Broker in connection with any short sales.

5.   CUSTOMER QUALIFICATION
     ----------------------
          (a) You understand that you shall be required to maintain in your account with your Prime Broker such minimum net equity in cash or securities as may be required, from time to time, by your Prime Broker (the "Minimum Net Equity"), which shall in no event be less than the minimum net equity required by the SEC Letter, as such requirement may be amended from time to time (initially: (i) $100,000 in cash or securities with a ready market, for trades executed on behalf of a customer account managed by an investment adviser registered under
Section 203 of the Investment Advisers Act of 1940 (a "Registered Investment Adviser"), or (ii) $500,000 in cash or securities with a ready market for trades executed on behalf of an account not managed by a Registered Investment Adviser). You further understand that, in the event your account falls below such Minimum Net Equity, you shall bring your account into compliance in a timely fashion. Each time you enter an order with Clearing Broker you hereby represent that you shall be in compliance with such Minimum Net Equity or will notify Clearing Broker otherwise.

          (b) In the event that your Prime Broker indicates its intention to disaffirm any trade, you hereby authorize and instruct your Prime Broker to provide to Clearing Broker, upon the request of Clearing Broker, the following information: (i) the account or accounts to which any of your orders or trades relate; (ii) the instructions, if any, provided to your Prime Broker regarding the allocation of any orders or trades to any sub-accounts; and (iii) information available to your Prime Broker with respect to any net equity in the account. In addition, this Agreement will serve as further authorization and instruction to your Prime Broker to furnish to Clearing Broker in the event of a disaffirmance all such further and additional information concerning an account as Clearing Broker shall request, provided that such authorization shall have been confirmed by you in a separate letter addressed and delivered to your Prime Broker and Clearing Broker. This paragraph shall remain in effect so long as this Agreement is in effect, shall survive the termination of this Agreement and shall apply to all orders and trades given by you to Clearing Broker for clearance and settlement through your Prime Broker. You hereby agree to release and discharge your Prime Broker from all responsibility and liability arising out of or incurred in connection with your grime Broker furnishing any information to Clearing Broker pursuant to this paragraph.

6.   CONFIRMATION
     ------------
     Clearing Broker shall confirm the Trade Data to your Prime Broker and shall issue a confirmation for each Prime Brokerage Transaction by the morning of the next business day after trade date. As used in this Agreement, the term Business Day means any day which is not a Saturday or Sunday on which The New York Stock Exchange, Inc. is open for business. You may direct Clearing Broker to send confirmations to you in care of your Prime Broker; the form of such directive may be obtained from Clearing Broker and appended to this Agreement.

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7.   CUSTOMER'S SETTLEMENT OBLIGATION
     --------------------------------
     In the event your Prime Broker indicates its intention not to settle, or fails to settle, any of your Prime Brokerage Transactions, you shall be responsible and liable to Clearing Broker for settling such Prime Brokerage Transaction directly with Clearing Broker in a margin account that Clearing Broker will open or has opened in your name on its books in accordance with Regulation T of the Board of Governors of the Federal Reserve System. Clearing Broker shall send you a new confirmation of the replacement transaction(s).

8.   DISCRETIONARY ACCOUNT
     ---------------------
          (a) If your account is managed on a discretionary basis by an investment adviser, money manager or other person ("adviser"), you hereby acknowledge that your Prime Brokerage Transactions may be commingled with those of other accounts of your adviser ("sub-accounts"), according to your adviser's instructions, for clearance by Clearing Broker in a single bulk trade and for settlement in bulk with your Prime Broker. You further acknowledge that in the event your Prime Broker indicates its intention not to settle or does not settle such bulk trade because of one or more subaccounts receiving an allocation, Clearing Broker will either cancel and rebill the bulk trade to reflect the reduction of the securities which were originally allocated to the objectionable sub-accounts or, if permissible, execute a corrected allocation of the Prime Brokerage Transaction to sub-accounts in accordance with your adviser's instructions. To facilitate such allocation, Clearing Broker may open and carry an account in your name on its books and you shall be solely responsible and liable to Clearing Broker for selling such transaction directly with Clearing Broker. You acknowledge that your adviser may resubmit the bulk trade and execute a corrected allocation of the Prime Brokerage Transaction.

          (b) If you are executing this Agreement on behalf of a customer whose account is managed by you, you hereby represent and covenant to Clearing Broker that: (i) each time you execute an order on behalf of such customer, such customer is in compliance with the Minimum Net Equity or you shall notify Clearing Broker otherwise; (ii) you shall not enter an order for such customer in the event such customer falls below the Minimum Net Equity; (iii) you will provide Clearing Broker with the customer's name, address and Tax I.D. Number to enable Clearing Broker to open and maintain an account for the benefit of such customer;
(iv) you have sufficient knowledge of such customer to make the representation set forth in Paragraph 19 of this Agreement and; (v) you have been duly authorized by the customer to execute this Agreement, to bind such customer to arbitration, to enter orders to effect Prime Brokerage Transactions, to execute a directive to Clearing Broker regarding the mailing of confirmations, to disclose such financial information as Clearing Broker deems necessary to effect such transactions and to take such other actions as are contemplated by this Agreement.

9.   FEES AND CHARGES
     ----------------
     You understand that Clearing Broker may charge commissions and other fees for clearance or any other services furnished to you and you hereby agree to pay such commissions and fees at the then prevailing rates of Clearing Broker, as the case may be. You further understand that service fees, if any, may be changed from time to time, upon 30 days prior written notice to you.

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10.  RESTRICTIONS ON ACCOUNT
     -----------------------
     You understand that Clearing Broker, in its sole discretion, may refuse to accept or execute Prime Brokerage Transactions on your behalf or restrict or prohibit trading of securities in your account(s) with Clearing Broker, or refuse to clear your securities transactions.

11.  DEFAULT
     -------
     If; (i) you fail to perform your settlement obligations or in the event your Prime Broker indicates its intention not to settle, or fails to settle, any of your Prime Brokerage Transactions, as set forth in paragraph 7 of this Agreement, (ii) any representation made by you shall have been incorrect or untrue in any material respect when made, (iii) you shall have admitted your inability to, or intention not to, perform any of your obligations hereunder, (iv) you file a petition or other proceeding in bankruptcy, insolvency, or for the appointment of a receiver, or such a petition or proceeding is filed against you, (v) a levy of an attachment is made against your account(s) with Clearing Broker, (vi) you die or become mentally incompetent or you are a corporation that dissolves, or (vii) you shall have otherwise breached the terms of this Agreement (any one being an "Event of Default"), Clearing Broker shall have the right to sell, without prior notice to you, any and all property in which you have an interest held by or for the benefit of Clearing Broker, to buy any property that may have been sold short, to cancel any outstanding transactions and/or to purchase or sell any other securities or other instruments to offset market risk, and you shall be liable to Clearing Broker for all losses, costs and expenses caused by such Event of Default, together with interest earned thereon from the date of such Event of Default at the prime rate, until payment in full is received by Clearing Broker.

12.  LEGALLY BINDING
     ---------------
     You hereby agree that this Agreement and all the terms hereof shall be binding upon you and your estate, heirs, executors, administrators, personal representatives, successors and assigns. You agree that all Prime Brokerage Transactions shall be for your account(s) in accordance with your oral or written instructions. You hereby waive any and all defenses that any such instructions were not in writing as may be required by the Statute of Frauds or any other similar law, rule or regulation.

13.  CLEARANCE ACCOUNTS
     ------------------
     In the event your Prime Brokerage Transactions are executed by your broker, who has introduced your account to Clearing Broker for clearance services only, you agree that your broker and its employees are third party beneficiaries of this Agreement, and that the terms and conditions hereof, including, but not limited to, the Arbitration and Telephone Conversations provisions, shall be applicable to all matters between or among any of you, your broker and its employees, and Clearing Broker and its employees.

14.  MARGIN ACCOUNT, SECURITY INTEREST, CONSENT TO LOAN OR PLEDGE SECURITIES
     -----------------------------------------------------------------------
          (a) You hereby agree to deposit and maintain such margin in your margin account as Clearing Broker may in its sole discretion require, and you agree to pay immediately on demand any debit balance therein. Upon your failure to pay, or at any time Clearing Broker deems necessary for its protection, without prior demand, call or notice, Clearing Broker shall be entitled to exercise all rights and remedies provided herein. Unless you advise us to the contrary, you represent

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that you are not an affiliate (as defined in Rule 144(a) (1) under the
Securities Act of 1933) of the issuer of any security held in your account.

          (b) As security for the payment of your obligations to Clearing Broker, Clearing Broker shall have a continuing security interest in all property in which you have an interest held by or for the benefit of Clearing Broker and may, without prior notice to-you, use, apply or transfer any such property. In the event of a breach or default under this Agreement Clearing Broker shall have-all rights and remedies available to a secured creditor in addition; to the rights and remedies provided herein.

          (c) Within the limits of applicable law and regulations, you hereby authorize Clearing Broker to lend either to itself or to others any securities held by or for the benefit of Clearing Broker in your account, together with all attendant rights of ownership, and to use all such property as collateral for its general loans. Any such property; together with all attendant rights of ownership, may be pledged, repledged, hypothecated or rehypothecated either separately or in common with other such property for any amounts due to Clearing Broker thereon or for a greater sum, and Clearing Broker shall have no obligation to retain a like amount of similar property in its possession and control.

          (d) You hereby acknowledge receipt of Clearing Broker's Truth-in-Lending disclosure statement. You understand that interest will be charged on any debit balances in your account, in accordance with the methods described in such statement or in any amendment or revision thereto which may be provided to you. Any interest charged on your debit balance which is not paid at the close of an interest period will be added to the opening balance for the next interest period.

15.  AMENDMENT; ENTIRE AGREEMENT
     ---------------------------
     You agree that Clearing Broker may modify the terms of this Agreement at any time upon prior written notice. If such modifications are unacceptable to you, you must notify Clearing Broker in writing within 30 days of Clearing Broker's transmittal of such notice. Your account may then be terminated by Clearing Broker, after which you agree to remain liable to Clearing Broker for all existing liabilities or obligations. Otherwise this Agreement may not be waived or modified absent a written instrument signed by an authorized representative of Clearing Broker. Except as set forth above, this Agreement represents the entire agreement and understanding between you and Clearing Broker concerning the subject matter hereof.

16.  TELEPHONE CONVERSATIONS
     -----------------------
     For the protection of both you and Clearing Broker, and as a tool to correct misunderstandings, you hereby authorize Clearing Broker in its discretion and without prior notice to you, to monitor and/or record any or all telephone conversations between you, Clearing Broker and any of Clearing Broker's employees or agents.

17.  ASSIGNABILITY
     -------------
     This Agreement and the rights and obligations arising out of the Prime Brokerage Transactions cleared pursuant hereto may not be assigned

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without the prior written consent of the other party, other than by
Clearing Broker as part of a general transfer of Clearing Broker's business.

18.  SEVERABILITY
     ------------
     If any provision of this Agreement is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision shall be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Agreement shall continue to remain in full force and effect.

19.  CAPACITY TO CONTRACT; CUSTOMER AFFILIATION
     ------------------------------------------
     You represent that you are of legal age and that, unless you have notified Clearing Broker to the contrary, neither you nor any member of your immediate family is an employee of any exchange or member thereof, an employee of the National Association of Securities Dealers, Inc. or a member thereof, an employee of any corporation, firm or individual engaged in the business of dealing, as broker or principal, in securities, options or futures, or an employee of any bank, trust company or insurance company.

20.  EXTRAORDINARY EVENTS
     --------------------
     Clearing Broker shall not be liable for losses caused directly or indirectly by government restrictions, exchange or market rulings, suspension of trading, war, strikes or other conditions beyond its control.

21.  HEADINGS
     --------
     The headings of the provisions hereof are for descriptive purposes only and shall not modify or qualify any of the rights or obligations set forth in such provisions.

22.  GOVERNING LAW
     -------------
     This Agreement shall be governed by the laws of NEW YORK STATE without giving effect to the conflicts of law principles thereof.

23.  DESIGNATION OF ADVISOR/AGENT
     ----------------------------
     If your account is managed by an advisor, as such term is defined in paragraph 8(a), or by an agent, and you are executing this Agreement, you hereby authorize __________________ to engage in Prime Brokerage Truncations on our behalf, and you hereby represent and covenant that such advisor has been duly authorized by you to take such actions as are contemplated by this Agreement.

24.  ARBITRATION DISCLOSURES
     -----------------------
     *  ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

     * THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

     * PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

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     *  THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS
        OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

     * THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

25.  ARBITRATION
     -----------
     You agree, and by agreeing to maintain an account in the name of your Prime Broker and designated for your benefit, Clearing Broker agrees, that controversies arising between you and the Clearing Broker, its control persons, predecessors, subsidiaries and affiliates and all respective successors, assigns and employees, whether arising prior to, on or subsequent to the date hereof, shall be determined by arbitration.
Any arbitration under this Agreement shall be conducted pursuant to the Federal Arbitration Act and the laws of the state designated in Paragraph 22, held at the facilities and before an arbitration panel appointed by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., or an arbitration facility provided by any other exchange of which the Clearing Broker is a member, the National Association of Securities Dealers, Inc., or the Municipal Securities Rulemaking Board, and in accordance with the rules then in effect of the selected organization. You may elect one of the foregoing forums for arbitration, but if you fail to make such election by registered mail or telegram addressed to the Clearing Broker (or any other address of which you are advised in writing), before the expiration of ten days after receipt of a written request from the Clearing Broker to make such election, then the Clearing Broker may make such election. For any arbitration solely between you and a broker for which the Clearing Broker acts as clearing agent, such election shall be made by registered mail to such broker at its principal place of business. The award of the arbitrators, or of the majority of them, shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until:

     (i)    the class certification is denied;

     (ii)   the class is decertified; or

     (iii)  the customer is excluded from the class by the court.
            Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

By signing this Agreement you acknowledge that:

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1.   The securities in your margin account(s) and any securities for which you have not fully paid, together with all attendant ownership rights, may be loaned to Clearing Broker or loaned out to others; and

2.   You have received a copy of this Agreement.

This Agreement contains a pre-dispute arbitration clause at paragraph 25.

This Agreement is dated as of May 1, 1998.


/s/ Michael B. Orkin
___________________________________________
(Signature)


Michael B. Orkin, President
____________________________________________
(Typed or Printed Name & Title)
____________________________________________

3340 Peachtree Road
--------------------------------------------
2050 Tower Place
--------------------------------------------
Atlanta, GA, 30326
--------------------------------------------
(Full Mailing Address)


Accepted by:________________________________
                 Clearing Broker



Date:_______________________________________

Account No.:________________________________

Social Security # Or Tax ID:________________






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                                SCHEDULE

List of managed accounts covered by agreement for Prim Brokerage
Clearance Services


________________________________________________________________________________

              CUSTOMER NAME            ADDRESS              TAX ID NO.
________________________________________________________________________________

C&O Investment Partners LP-     _______________________   58-2073757
PaineWebber
________________________________________________________________________________

C&O Market Opportunity -        _______________________   58-2043250
PaineWebber
________________________________________________________________________________
____________________________    _______________________   ______________________
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____________________________    _______________________   ______________________
____________________________    _______________________   ______________________
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____________________________    _______________________   ______________________
____________________________    _______________________   ______________________
____________________________    _______________________   ______________________
____________________________    _______________________   ______________________
____________________________    _______________________   ______________________
____________________________    _______________________   ______________________
____________________________    _______________________   ______________________


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                                APPENDIX

       INSTRUCTIONS TO EXECUTING SELF-CLEARING BROKER OR CLEARING
    AGENT OF EXECUTING BROKER REGARDING THE MAILING OF CONFIRMATIONS

The undersigned customer has entered into an Agreement For Prime Brokerage Clearance Services (the "Agreement") with Clearing Broker ("CB") which provides, among other things, that CB shall issue a confirmation for each transaction it executes or clears on behalf of the undersigned, unless the undersigned directs CB, in writing, to send confirmations to the undersigned in care of the undersigned's prime broker.

The undersigned hereby requests that CB, as executing broker or as clearing agent for an executing broker, to send confirmations to the undersigned in care of the undersigned's prime broker. This instrument shall not be deemed to either incorporated in or made a part of the Agreement.

The undersigned acknowledges that it its accounts managed on a discretionary basis by an investment advisor or money manager, each confirmation may cover a single bulk trade representing truncations that have been commingled with those of other accounts of the undersigned's advisor.

By accepting these instructions, CB hereby acknowledges that this instrument is not a condition for entering into the Agreement of the prime brokerage arrangement. CB further agrees that it shall not charge differential fees based on whether an instruction such as this is provided nor shall CB otherwise create incentives for the undersigned to execute this instrument.

____________________________________
(Typed or Printed Name & Title)


____________________________________      Account No.:__________________________
(Signature)


____________________________________      Social Security # Or Tax ID:__________
(Typed or Printed Name & Title)


____________________________________
(Signature)


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